EXHIBIT 10.27

                          RIGHTS ACQUISITION AGREEMENT

AGREEMENT made as of the 25th day of September, 2003, by and between Media Net Group Technologies, Inc., a corporation organized and existing under the laws of the State of Nevada, located and doing business at 1515 North Federal Highway, Suite 300, Boca Raton, Florida 33432 (hereinafter "Media Net") and GoodTimes Entertainment LLC, a limited liability company organized and existing under the laws of the State of Delaware, having executive offices at 16 East 40th Street, New York, New York 10016 (hereinafter "GoodTimes").

WHEREAS, Media Net owns or controls the rights to certain audio visual works;
and

WHEREAS, GoodTimes desires to be licensed by Media Net to manufacture and distribute such audio visual works in the United States, its territories, possessions and military installations and Canada (hereinafter the "Territory").

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. GRANT OF RIGHTS.

         1.1 FILMS: That portion of the entire library of the television series "HOWDY DOODY", the rights to which are owned or controlled by Media Net, the titles of which are set forth in Schedule A annexed hereto and made a part hereof, to which certain rights are herein granted to GoodTimes, shall be hereinafter collectively "Films" and individually "Film".

         1.2 MANUFACTURE: Media Net hereby grants to GoodTimes the exclusive right, license and privilege to manufacture or arrange for the manufacture of "Video Devices" of the Films. As used herein "Video Devices" shall mean copies of the Films in all videocassette formats, including without limitation eight millimeter, Beta, VHS, VHS/C and super VHS, and compact discs and videodiscs or any other analogous medium, whether now known or hereafter devised, designed to be used with a reproduction device which causes a visual image (whether or not synchronized with sound) to be seen on the screen of a television receiver or computer or any comparable device now known or hereafter devised for use in the home.

         1.3 DISTRIBUTION: Media Net hereby grants to GoodTimes the exclusive right, license and privilege to sell, distribute, advertise, publicize and otherwise market and exploit such Video Devices throughout the Territory through any and all retail channels of trade and via the internet and to authorize others to do so during the Term hereof.

         1.4 EDITING: GoodTimes may not edit, change, add to or delete from the Films without Media Net's prior written approval, but may put multiple Films on a single Video Device and may incorporate its name, trademark and/or the appropriate presentation logos into the Video Devices preceding the main title and/or following the end titles.

         1.5 MARKETING AND EXPLOITATION: In addition to the other rights granted hereunder Media Net hereby grants to GoodTimes the following rights:

                  1.5.1 GoodTimes shall have sole, full and complete discretion concerning the marketing and other exploitation of all Video Devices in accordance with the terms and conditions of this Agreement.

                  1.5.2 GoodTimes shall have sole, full and exclusive right to negotiate, enter into, alter and cancel contracts involving the distribution, sale, or rental of Video Devices, the right to adjust and settle all disputes with distributors, purchasers and other contracting parties, and the right to make allowances and give credits to such parties.

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                  1.5.3 GoodTimes shall have the right to advertise, publicize and/or promote the Films by any means, in any media, and for said purposes, may utilize excerpts of the Films and/or excerpts, synopses, summaries and resumes of the literary material upon which the Films are based.

                  1.5.4 GoodTimes shall have the right to use and authorize others to use the name, physical likeness (whether by photograph or otherwise) and/or voice of any party rendering services in connection with the Films, for the purposes of advertising, marketing and/or exploiting the Video Devices.

                  1.5.5 GoodTimes shall have the right to close caption and dub and/or subtitle the Films in any language deemed appropriate for distribution of Video Devices in the Territory. In the event that Media Net owns or controls any dubbed, subtitled or closed caption versions of the Films, Media Net shall include such versions in Media Net's Delivery as outlined in Section 5 hereunder, if requested by GoodTimes.

                  1.5.6 GoodTimes may insert cross promotions or advertisements for any of its products or the products of others into the packaging of the Video Devices and/or on the Video Devices before or after the Films.

                  1.5.7 GoodTimes shall prepare packaging, advertising and promotional materials from the Delivery Materials provided by Media Net in accordance with Section 5 hereinbelow and GoodTimes shall have the right to use and authorize others to use said advertising and publicity material.

                  1.5.8 Media Net acknowledges that for advertising purposes jacket artwork may be used in media which may be viewed outside the Territory and Media Net will not deem this usage a violation of any of its rights.

         1.6 RESERVED RIGHTS: All rights to the Films which have not specifically been granted to GoodTimes are reserved to Media Net. Further, the parties acknowledge that the remainder of the films of the entire library of Howdy Doody films which are not licensed hereunder have been licensed to Madacy Entertainment for replication and distribution in the Territory only in boxed sets.

2. TERM.

         2.1 DURATION OF RIGHTS: The rights granted under this Agreement shall commence upon full execution of this Agreement and continue for a period of five
(5) years from the earlier of release of the first Film released hereunder or (hereinafter the "Term"). GoodTimes shall release the Films when, in its opinion, market conditions would be most favorable for such release. In the event that Media Net has not received a minumum of fifty thousand ($50,000.00) dollars in royalties within the first two (2) years of the Term, all rights granted to GoodTimes herein shall terminate and revert to Media Net subject to the Sell Off set forth in Section 2.5 hereinbelow.

         2.2 EXTENSION OF TERM: In the event Media Net has received a minimum of two hundred and fifty thousand ($250,000.00) dollars in royalties during the Term, the Term of this Agreement shall automatically renew for a period of five
(5) years.

         2.3 EARLY TERMINATION: Notwithstanding anything to the contrary contained herein, (a) if GoodTimes fails to account or make payments hereunder when required and such failure is not cured within thirty (30) days after written notice thereof to GoodTimes, or (b) if GoodTimes shall file a petition in bankruptcy or make an assignment for the benefit of creditors, or if any bankruptcy proceeding or assignment for benefit of creditors, shall be commenced against GoodTimes and not be discharged within sixty (60) days after the date of its commencement, then in any of such events, Media Net, in addition to such other rights or remedies which it may have at law, equity or under this Agreement, may elect to terminate this Agreement forthwith, without prejudice to any rights or claims it may have, and all rights hereunder shall thereupon terminate, revert to and be vested in Media Net.

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         2.4 RETURN OF MASTERS: At the expiration of the Term or any extension thereof, GoodTimes shall cease further replication of Video Devices and shall promptly return any and all video or other recording masters of the Films which it might then have in its possession to Media Net.

         2.5 DISPOSAL OF VIDEO DEVICES: Notwithstanding any other provision of this Agreement, GoodTimes shall have an additional one (1) year period, commencing immediately after the expiration of the Term or any extensions thereof or earlier termination of this Agreement (hereinafter "Sell Off"), to sell-off or otherwise market, distribute or dispose of any Video Devices which it may then have in its possession or which may be returned to it by its distributors, dealers or customers. Should GoodTimes still have possession of any Video Devices at the end of said Sell Off, GoodTimes shall either erase or destroy same or sell to Media Net at cost, F.O.B. Jersey City, New Jersey.

3. FINANCIAL OBLIGATIONS.

         3.1 ROYALTIES:

                  3.1.1 RETAIL SALES: Media Net shall be paid a Royalty of ten (10%) percent of the "net wholesale price" for all Video Devices sold and not returned. As used herein "net wholesale price" shall mean GoodTimes invoice price to its customers, less customary discounts and allowances.

                  3.1.2 ROYALTY COMPUTATION: Royalties shall accrue on all Video Devices sold by GoodTimes' Point of Sale customers at the time of actual sell through; Royalties shall accrue on all Video Devices shipped to GoodTimes' non Point of Sale customers at the time of shipment; GoodTimes may take a reserve for returns not to exceed fifteen (15%) percent for Point of Sale customers and thirty five (35%) percent for Non Point of Sale Customers, which reserve shall be reconciled and liquidated in six (6) months. As used herein "Point of Sale" customers are those customers of GoodTimes which report actual sales by selection number to GoodTimes via computer and scan their sales by UPC codes at cash registers.

                  3.1.3 DIRECT RESPONSE SALES: In the event Video Devices are sold via direct response, such as catalogs, television ads, print ads or the like, Media Net shall be paid ten (10%) percent of the revenue received by GoodTimes, exclusive of amounts separately charged for shipping and handling. GoodTimes may maintain a reserve for returns.

                  3.1.4 ROYALTY FREE DISTRIBUTION: No Royalties shall be payable on a reasonable number of Video Devices not to exceed five (5%) percent distributed free of charge for promotional purposes or in connection with marketing plans.

                  3.1.5 NO WARRANTY WITH RESPECT TO ROYALTIES: Media Net acknowledges that the sales volume on which Royalties shall be calculated hereunder is speculative and that GoodTimes therefore makes no representations or warranties with respect to the amount of same.

         3.2 MEDIA NET SAMPLES AND PURCHASES: Media Net shall be supplied with fifty (50) Video Devices of each Film free of charge on a royalty free basis. A reasonable number of additional Video Devices of each Film may be purchased by Media Net, FOB New Jersey, at fifteen (15%) percent above GoodTimes actual cost.

         3.3 NO TRUST: No monies due or payable to Media Net hereunder shall be deemed to be held in trust by GoodTimes for Media Net.

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4. ACCOUNTING.

         4.1 RENDITION OF STATEMENTS: GoodTimes shall account to Media Net with regard to transactions hereunder within forty five (45) days following the conclusion of each calendar quarter. Each statement shall show the appropriate calculations relating to the computation of Royalties, and Royalties payable to Media Net hereunder shall be remitted with the particular statement indicating such amount to be due. All statements hereunder shall be deemed rendered when deposited, postage prepaid, in the United States mail, addressed to Media Net at the notice address set forth in Section 10 hereinbelow.

         4.2 FINALITY OF STATEMENTS: Each statement and all items contained therein shall be deemed correct and shall be conclusive and binding upon Media Net upon the expiration of one (1) year from the date rendered, unless, within such one (1) year period, Media Net delivers written notice to GoodTimes objecting to one or more items of such statement and such notice specifies in reasonable detail the items to which Media Net objects and the nature of and reason for Media Net's objection thereto. In such event Media Net may exercise its audit rights under subsection 4.3 hereinbelow, provided said audit commences within six (6) months from the date GoodTimes receives written notice objecting to the statement.

         4.3 BOOKS OF ACCOUNT AND AUDITS: GoodTimes shall keep books of account relating to the distribution of Video Devices on the same basis and in the same manner and for the same periods as such records are customarily kept by GoodTimes. Media Net may, upon reasonable notice and at its own expense, audit the applicable records at GoodTimes' office, in order to verify statements rendered hereunder. Any such audit shall be conducted only by a certified public accountant or accounting professional, and take place during reasonable business hours and in such manner so as not to interfere with GoodTimes' normal business activities. However, no audit may be conducted during the first three (3) weeks of any calendar quarter. All of the information contained in GoodTimes' books and records shall be kept confidential, and Media Net agrees that such information inspected and/or copied on behalf of Media Net hereunder shall be used only for the purpose of determining the accuracy of the statements, and shall be revealed only to such officers, directors, employees, agents and/or representatives of Media Net as necessary to verify the accuracy of the statements. GoodTimes shall be furnished with a copy of Media Net's auditor's report within thirty (30) days after the completion of such report. In no event shall an audit with respect to any statement rendered hereunder commence after the date on which such statement has become incontestable pursuant to subsection
4.2 above nor shall any audit continue for longer than ten (10) consecutive business days nor shall audits be made hereunder more frequently than once annually nor shall the records supporting any such statements be audited more than once.

5. DELIVERY MATERIALS.

         5.1 MASTERS: Within ten (10) days after the full execution of this Agreement, Media Net shall deliver to GoodTimes those program masters set forth in Schedule A attached hereto and made a part hereof (hereinafter the "Masters"), which Media Net acknowledges to be commercially acceptable and in technically satisfactory condition so that Video Devices of technically acceptable quality may be manufactured therefrom. The Masters shall be duplicated by GoodTimes, at its expense and returned to Media Net within three
(3) months of acceptance by GoodTimes.

         5.2 ACCEPTANCE OF THE MASTERS: GoodTimes shall have a period of fifteen
(15) business days from its receipt of the Masters to inspect same and notify Media Net of its acceptance or rejection, with explanation. Media Net shall make arrangements to pick up any rejected Masters during reasonable business hours, and in the event GoodTimes elects to provide Media Net with an opportunity to redeliver, GoodTimes shall have an inspection period of five (5) business days under the same terms and conditions as heretofore stated. In the event that the Masters, upon initial delivery or any subsequent delivery permitted by GoodTimes, are technically unsatisfactory, as determined by GoodTimes in its

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sole and absolute discretion, GoodTimes shall have the right and shall be entitled to rescind this Agreement and the parties hereto shall have no further rights or obligations hereunder or otherwise to each other.

         5.3 FAILURE TO DELIVER ACCEPTABLE MASTERS: Failure to deliver any of the Masters when required hereunder shall be deemed a material breach of this Agreement by Media Net.

         5.4 ARTWORK AND PROMOTIONAL MATERIALS: Within ten (10) days after the full execution of this Agreement, Media Net shall also deliver to GoodTimes, for copying and use, at GoodTimes' expense, such photographs, transparencies, slides and stills, and such promotional materials (hereinafter collectively "Materials") Media Net may have in its possession or to which it has access and which GoodTimes desires to use in implementing its rights hereunder. These materials shall be retained by GoodTimes for as long as may be reasonably required for GoodTimes' use thereof in accordance with this Agreement.

         5.5 CREDIT AND COPYRIGHT NOTICE REQUIREMENTS: Media Net shall deliver to GoodTimes, concurrently with the Materials, the exact form of credits and notices required by Media Net to be placed on packaging and promotional materials. It is understood that should said credits and notices not be provided, GoodTimes shall be under no obligation to include same on the packaging and promotional materials.

         5.6 TITLE TO MATERIALS: Title to the Masters and Materials made available by Media Net to GoodTimes hereunder shall be and remain vested in Media Net, subject to the rights of GoodTimes to use same in manufacturing, selling, distributing, leasing, advertising, promoting and otherwise exploiting the Video Devices. GoodTimes shall exercise reasonable care in handling, storing and safeguarding the Masters and Materials delivered in order to prevent unauthorized duplication or reproductions of same. GoodTimes shall own all rights in the tangible materials manufactured by GoodTimes hereunder.

         5.7 DELIVERY MATERIALS: As used in this Agreement, Delivery Materials shall include Masters, Materials and the credit and copyright notices.

6. MEDIA NET'S REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

         6.1 AUTHORITY: Media Net represents that it is duly incorporated, valid and existing and in good standing under the laws of the jurisdiction in which it was incorporated and that Media Net has the full right, power, legal capacity and authority to enter into this Agreement, to carry out the terms hereof, and to grant to GoodTimes the exclusive rights, licenses and privileges herein granted, and, further, no third party owns any proprietary rights in or to any of the Materials or Films or in or to any work or performance incorporated in whole or in part in any of the Materials or Films or, if any third party does own any such rights, then all steps have been taken, including but not limited to receipt of consents or clearances, so that the Materials and Films do not infringe on any such rights, and GoodTimes shall not be responsible for payment of any amounts which may be due to any and all such third parties in order to utilize the work or performance of any person or entity which is incorporated in whole or in part in any of the Materials and Films.

         6.2 NON-INFRINGEMENT: Neither the Films, nor anything contained therein nor the exercise of any right, license or privilege herein granted shall, at any time during the Term or any extension thereof, violate or infringe upon any service mark, trademark, tradename, contract, agreement, copyright, literary, artistic, dramatic, personal or property right or right of publicity or privacy, or other right whatsoever of, nor constitute unfair competition or defamation against any person or entity.

         6.3 NO LIENS: There are not now and during the Term and any extension thereof there shall be no liens, claims, encumbrances, legal proceedings, restrictions, agreements or understandings which might conflict or interfere with, limit or be inconsistent with or otherwise affect any of the provisions of

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this Agreement or the enjoyment by GoodTimes of any rights granted or purported to be granted to GoodTimes hereunder. Without limiting the generality of the foregoing, all obligations with respect to the Films, and the production, distribution and exploitation thereof, including, but not limited to salaries, royalties, license fees, service charges, residuals, laboratory charges, fees and costs associated with the use of music have been or will be fully paid by Media Net, and GoodTimes will have no responsibility therefor.

         6.4 FINANCIAL OBLIGATIONS: GoodTimes shall not have any obligation for past, current or future salaries, royalties, residuals, deferments, license fees, service charges laboratory charges or similar payments incurred by Media Net. All fees, payments, costs and charges associated with the use of the Films, including without limitation, all fees, payments, costs or charges or payments payable to any producer, director, writer, actor, composer, musician or any other person who performed services or furnished material in connection with the Films or to any guild, union, performing rights society, publisher or owner of master recordings by reason of the exercise by GoodTimes of any of the rights granted to it hereunder shall be paid by Media Net and shall under no circumstances be the responsibility of GoodTimes. The parties acknowledge and agree that the obligations referred to herein are those obligations incurred by Media Net in the creation and production of the Masters supplied to GoodTimes.

         6.5 OWNERSHIP: Media Net owns and controls, and throughout the Term and any extension thereof shall own and control, subject to Section 9 hereinbelow, without any limitations, restrictions or encumbrances whatsoever, performance, exhibition, advertising and all other rights granted or purported to be granted to GoodTimes hereunder, including without limitation all rights in and to all literary, dramatic and musical material contained in the Films and Media Net has obtained all necessary licenses and permissions as may be required for the full and unlimited exercise and enjoyment by GoodTimes. GoodTimes shall own, possess and enjoy such rights without hindrances on the part of any person, firm or entity whatsoever throughout the full Term and any extension thereof. Media Net agrees to supply to GoodTimes, upon the execution of this Agreement, with copies of all licenses, permissions or other documents described above or required in connection with the representations made in this subsection. Without limiting the generality of the foregoing, all music contained in or synchronized with the Films was composed as a "work for hire" for Media Net or its predecessors in interest with respect to the Films, except for those compositions with respect to which appropriate licenses have been supplied to GoodTimes upon request.

         6.6 LEGAL REQUIREMENTS: In the production of the Films all laws, statutes, ordinances, rules and regulations of each country, state, city or other political entity having jurisdiction have been or shall be complied with, as well as the rules regulations and requirements of any union or guild having jurisdiction thereof.

         6.7 COPYRIGHTS: The Films and all components thereof are not in the public domain and the subject of valid copyrights within the Territory and will not be allowed to fall into the public domain anywhere in the Territory prior to the termination of this Agreement. The Films, as delivered, will contain all proper copyright notices required or permitted under the applicable United States Copyright Act and the Universal Copyright Convention.

         6.8 NAMES AND LIKENESSES: All persons, firms and corporations connected with the production of the Films and all other persons whose names, voices, photographs, likenesses, work, services and materials have been used in the Films have authorized the use of their names, voices, photographs, likenesses, performances and biographical data in connection with the advertising, promotion and exploitation of the Films and the Video Devices manufactured hereunder.

         6.9 CREDITS: The credit lists and other materials delivered to GoodTimes under this Agreement will be complete and accurate and GoodTimes will incur no liabilities to any third parties arising out of its use of such lists and use of such materials.

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         6.10 DISTRIBUTION AFTER TERM: Should Media Net, after the termination of this Agreement, distribute any of the Films, Media Net represents and warrants that the artwork and text used on the packaging therefor shall be redesigned so as to be substantially dissimilar from the packaging used by GoodTimes.

         6.11 TERM OF REPRESENTATIONS AND WARRANTIES: Media Net's warranties, representations and agreement are the essence of this Agreement and shall survive the expiration of the Term and any extension thereof. None of Media Net's warranties, representations or agreements shall in any way be limited by reason of any investigation made by GoodTimes or on behalf of GoodTimes.

7. PROTECTION OF PROPRIETARY RIGHTS.

         7.1 Media Net and GoodTimes shall each have the right, but not the obligation, at its own expense but subject to reimbursement as set forth below, to bring, prosecute and appear in suits and proceedings of any nature related to or concerning the Films, Materials, Video Devices and the proprietary rights in or related to any of them, or concerning any infringement of or interference with any of the rights granted to GoodTimes pursuant to this Agreement, and Media Net and GoodTimes shall each also have the right, but not the obligation to take such action as it may deem advisable to otherwise enforce, protect and/or defend any of such rights. If any such action is taken each party agrees to cooperate with the other in good faith in providing information and/or documentation requested by the other in connection therewith. In the event that it is necessary or desirable that any such suit, proceeding or action be taken in the name of Media Net or under a right of Media Net, or that Media Net be joined as a party thereto, then Media Net may be joined as a party to such suit, proceeding or action. All recoveries from such suits, proceedings or actions, including settlements, after reimbursement of documented legal fees and other expenses incurred by Media Net and GoodTimes in connection therewith, shall be equally divided and Media Net shall retain eighty five (85%) percent and shall remit fifteen (15%) percent to GoodTimes. To the extent that any such recovery is insufficient to reimburse Media Net and GoodTimes for all such legal fees and expenses, Media Net and GoodTimes shall be reimbursed in amounts pro rata in proportion to their respective interest.

8. INDEMNIFICATIONS.

         8.1 Each party ("Indemnifying Party") will protect, indemnify and hold harmless the other, its successors and assigns and those acting on behalf of the other ("Indemnitees") from and against any and all claims, losses, liabilities, judgments, damages and expenses (including legal fees) arising from any breach by the Indemnifying Party of this Agreement of any of its representations, warranties or agreements contained herein. Upon learning of any claim to which said indemnity relates, the Indemnitee shall immediately notify the Indemnifying Party of the same and the Indemnifying Party shall defend the same at its expense by its counsel. The Indemnitee shall have the right to participate in the defense of such claim at its expense by counsel of its own choosing. If an Indemnitee shall settle or compromise any such suit, claim or proceeding, the cost thereof, including reasonable attorney and expert witness fees and expenses, shall be charged to the Indemnifying Party for immediate payment if such settlement or compromise was made with the Indemnifying Party's prior written approval, which approval shall not be unreasonably withheld. In connection with any such suit, claim or proceeding, GoodTimes may exercise any and all offset and similar rights against Media Net and GoodTimes may at any time withhold and reserve from any monies payable to Media Net hereunder sums reasonably sufficient to secure GoodTimes against Media Net's liability hereunder.

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9. ASSIGNABILITY.

         9.1 Media Net and GoodTimes may assign this Agreement or any of its rights, licenses or privileges hereunder to any person, firm, corporation or other entity only with consent of the other party, which consent shall not be unreasonably withheld, except that the rights granted to GoodTimes pursuant to this Agreement may be assigned to or otherwise exercised by GoodTimes' affiliates or subsidiaries or may be sublicensed in connection with production or distribution agreements entered into by GoodTimes with others without Media Net's consent.

10. NOTICES.

         10.1 Any notice which either party is required to give hereunder shall be given the other at the address set forth in the preamble of this Agreement, or at such other address as may be designated in writing in a notice given in the manner prescribed in this paragraph. All notices shall be sent by recorded delivery or certified mail with return receipt requested, or personally delivered to the party for whom intended at that party's notice address. Notice by certified mail shall be deemed given three (3) days after the date of mailing thereof; notice by personal delivery or recorded delivery shall be deemed given on the day of actual delivery. Copies of notices sent by mail may be sent simultaneously by fax for information purposes only.

11. REMEDIES OF THE PARTIES.

         11.1 Except as otherwise specifically provided for herein, in the event GoodTimes is in default or in breach of any of the material provisions of this Agreement, including but not limited to a breach of any of its representations or warranties hereunder, and GoodTimes shall fail to cure such default or breach within thirty (30) days after written notice of such breach or default by Media Net, Media Net shall be entitled to bring an action, suit or proceeding only at law for damages. Except as otherwise specifically provided for herein, in the event Media Net is in default or in breach of any of the material provisions of this Agreement, including but not limited to a breach of any of its representations or warranties hereunder, and Media Net shall fail to cure such default or breach within thirty (30) days after written notice of such breach or default by GoodTimes, GoodTimes shall be entitled to bring an action, suit or proceeding for damages and/or an injunction based upon such breach or default and/or to rescind or terminate the Agreement.

12. MISCELLANEOUS.

         12.1 FORCE MAJEURE. Neither party hereto shall be liable to the other for any loss, damage or default occasioned by strike, civil disorder, governmental decree or regulation, acts of God or any other force majeure.

         12.2 RELATIONSHIP OF PARTIES: This Agreement shall not be construed to create a joint venture, partnership or the relationship of principal and agent between the parties hereto, nor to impose upon either party any obligations for any losses, debts or other obligations incurred by the other party except as expressly set forth herein.

         12.3 NO WAIVER: No waiver of any default or breach of this Agreement by either party shall be deemed a continuing waiver or a waiver of any other breach or default, no matter how similar.

         12.4 LAWS AND JURISDICTION: Irrespective of the place of execution or performance, this Agreement shall be governed, construed and enforced in accordance with the laws of the State of New York applicable to agreements entered into and wholly performed therein. The parties agree to submit to the exclusive jurisdiction of the Federal and State Courts located in the State of New York in any action which may arise out of this Agreement and all matters

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related thereto. Media Net waives any right to institute or try any action or proceeding elsewhere. In any action between the parties to enforce any of the terms of this Agreement, or of any other contract relating to the subject matter of this Agreement, the prevailing party shall, in addition to any other award of damage or other remedy, be entitled to reasonable attorney's fees.

         12.5 SEVERABILITY OF PROVISIONS: If any provisions herein contained shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force or effect while such infirmity shall exist, but such infirmity shall have no effect whatsoever upon the binding force or effectiveness of any of the other provisions hereof, it being the intention of the parties hereto that had they, or either of them, known of such infirmity, they would have entered into a contract, each with the other, containing all of the other provisions hereof.

         12.6 ENTIRE AGREEMENT: This Agreement constitutes and contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior oral or written agreements. Nothing herein contained shall be binding upon the parties until this Agreement has been executed by an officer or agent of each and has been delivered to the parties. This Agreement may not be changed, modified, amended or supplemented, except in writing signed by all parties to this Agreement. Each of the parties acknowledges and agrees that the other has not made any representations, warranties or agreements of any kind, except as may be expressly set forth herein.

         12.7 SECTION HEADINGS: The Section headings used in this Agreement are for convenience only and shall have no legal effect whatever.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

MEDIA NET GROUP TECHNOLOGIES, INC.  GOODTIMES ENTERTAINMENT LLC




___________________________________     ___________________________________
By: Andrew D.Greenberg, CEO             By:  Martin Berns, CEO


___________________________________     ___________________________________
TAX ID NUMBER                           By: Gerard Love, COO




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                                   SCHEDULE A






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                                   SCHEDULE B

                           GOODTIMES ENTERTAINMENT LLC

                              DELIVERY REQUIREMENTS


Digital S Masters or D2 Masters, as available.

All artwork available in best form available.

Media Net will work with GoodTimes to create new artwork as reasonably requested by GoodTimes.






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